                                                                     EXHIBIT 1.1

                                                                  CONFORMED COPY

                                 $100,000,000


                        in Aggregate Liquidation Amount


                              Capital Securities


                          RenaissanceRe Capital Trust


                              PURCHASE AGREEMENT
                              ------------------


                                                            March 4, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Brothers Inc
c/o MERRILL LYNCH & CO.
 Merrill Lynch, Pierce, Fenner & Smith Incorporated
 North Tower
 World Financial Center
 New York, New York 10281-1305

Ladies and Gentlemen:

RenaissanceRe Capital Trust, a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. (Sections 3801 et seq.)) (the "Trust"), and RenaissanceRe Holdings Ltd., a Bermuda company (the "Company" and, together with the Trust, the "Offerors"), confirm their agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Salomon Brothers Inc (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in
Section 11 hereof), with respect to the issue and sale by the Trust and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective numbers set forth in Schedule A hereto of 100,000 Series A 8.54% Capital Securities (liquidation amount of $1,000 per security) representing undivided beneficial interests in the assets of the Trust (the "Series A Capital Securities"). The aforesaid 100,000 Series A Capital Securities to be purchased by the Initial Purchasers are hereinafter referred to as the "Designated Securities." The Series A Capital Securities will be guaranteed by the Company, to the extent described in the Offering Memorandum (as defined below), with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Series A Capital Securities Guarantee Agreement (the "Series A Capital Securities Guarantee"), to be dated as of the Closing Time (as defined in Section 2(b) hereof), between the Company and The Bank of New York, as Trustee (the "Guarantee Trustee").

  The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), as guaranteed by the Company to the extent set forth in the Offering Memorandum with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee" and, together with the Series A Capital Securities Guarantee, the "Guarantees"), to be dated as of the Closing Time, and will be used by the Trust to purchase $103,092,783.51 in aggregate principal amount of Series A 8.54% Junior Subordinated Deferrable Interest Debentures due March 1, 2027 (the "Series A Subordinated Debentures") issued by the Company. The Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust, to be dated as of the Closing Time (the "Declaration"), among the Company, as sponsor, Keith S. Hynes, John D. Nichols, Jr. and Martin Merritt, as administrative trustees (the "Administrative Trustees"), The Bank of New York, as property trustee (the "Property Trustee"), and The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee," and, together with the Property Trustee and the Administrative Trustees, the "Trustees"). The Series A Subordinated Debentures will be issued pursuant to an indenture, to be dated as of March 7, 1997 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Debenture Trustee").

  The Series A Capital Securities may be issued either in certificated or book-entry form. The Series A Capital Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter of representation, to be dated as of the Closing Time (the "DTC Representation Letter"), among the Trust, the Property Trustee and DTC.

  The Series A Capital Securities, the Series A Capital Securities Guarantee and the Series A Subordinated Debentures are hereinafter collectively referred to as the "Series A Securities."

  The Series A Capital Securities will be subject to the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") among the Company, the Trust and the Initial Purchasers, to be executed on and dated as of the Closing Time. Pursuant to the Registration Rights Agreement, the Offerors will agree, among other things, to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement (the "Exchange Offer Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the Series B 8.54% Capital Securities (liquidation amount $1,000 per security) of the Trust (the "Series B Capital Securities"), the Series B Capital Securities Guarantee (the "Series B Capital Securities Guarantee") and the Series B 8.54% Junior Subordinated Deferrable Interest Debentures due March 1, 2027 (the "Series B Subordinated Debentures" and, collectively with the Series B Capital Securities and the Series B Capital Securities Guarantee, the "Series B Securities"), to be offered in exchange for the Series A Securities (such offer to exchange being referred to as the "Exchange Offer") and/or (ii) a shelf registration statement pursuant to Rule 415 under the 1933 Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Securities.

  The Series A Securities and the Series B Securities are collectively referred to as the "Securities"; the Series A Capital Securities and the Series B Capital Securities are jointly referred to as the "Capital Securities"; the Series A Subordinated Debentures and the Series B Subordinated Debentures are jointly referred to as the "Subordinated Debentures"; and the Series A Capital Securities Guarantee and the Series B Capital Securities Guarantee are jointly referred to as the "Capital Securities Guarantees." The Indenture, the Declaration, the Registration Rights Agreement, the DTC Representation Letter, the Guarantees and this Agreement are hereinafter referred to collectively as the "Operative Documents."

  The Offerors understand that the Initial Purchasers propose to make an offering of the Designated Securities on the terms and in the manner set forth herein and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Designated Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Designated Securities are to be offered and sold through the Initial Purchasers without being registered under the 1933 Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Designated Securities, investors that acquire Designated Securities may only resell or otherwise transfer such Designated Securities if such Designated Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated by the Commission under the 1933 Act (the "1933 Act Regulations")).

  The Offerors have prepared and will deliver to each Initial Purchaser, as soon as practicable, but not later than March 4, 1997, copies of a final offering memorandum dated March 4, 1997 (the "Offering Memorandum"), for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Designated Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (or any amendment or supplement to such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Offerors to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Designated Securities.

  All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "specified" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing by the Company of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

1.   REPRESENTATIONS AND WARRANTIES.

        (a) The Offerors jointly and severally represent and warrant to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(a), and agree with each Initial Purchaser, as follows:

        (i) The Offering Memorandum does not, and at the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty in this subsection shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Offerors in writing by or on behalf of any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

        (ii) The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (iii) None of the Offerors nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D ("Regulation D") under the 1933
     Act), directly or indirectly, has solicited any offer to buy or offered to sell, or will solicit any offer to buy or offer to sell any security which is or would be integrated with the sale of the Series A Securities in a manner that would require the offer or sale of the Series A Securities to be registered under the 1933 Act. None of the Offerors nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D), directly or indirectly, has engaged or will engage, in connection with the offering of any security which is or would be integrated with the sale of the Series A Securities (a) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act or (b) in any directed selling efforts within the meaning of Rule 902 under the 1933 Act in the United States. Assuming the accuracy of the representations and warranties of, and compliance with their agreements by, the Initial Purchasers set forth herein, it is not necessary in connection with the offer, sale and delivery of the Series A Securities to the Initial Purchasers, or in connection with the initial resale of the Series A Securities by the Initial Purchasers in accordance herewith, to register the offer or sale of the

     Series A Securities under the 1933 Act or to qualify any of the Series A Securities under the Trust Indenture Act of 1939, as amended.

        (iv) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Operative Documents, as applicable, and the Designated Securities; the Trust is not a party to or otherwise bound by any material agreement other than those described in the Offering Memorandum; and the Trust is and will at the Closing Time, under current law, be classified for United States federal income tax purposes as a grantor trust.

        (v) Ernst & Young, the accountants who audited the financial statements and related schedules as of December 31, 1993, 1994 and 1995 and for the years ended December 31, 1994 and 1995 and the period beginning June 7, 1993 (date of incorporation) through December 31, 1993 included in the Offering Memorandum and the financial statements and related schedules as of and for the year December 31, 1996 (the "1996 Financial Statements"), are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

        (vi) The consolidated financial statements incorporated by reference in the Offering Memorandum and the 1996 Financial Statements fairly present the consolidated financial position of the Company and its subsidiaries, including Renaissance Reinsurance Ltd. ("Renaissance Reinsurance") and Glencoe Insurance Ltd. ("Glencoe Insurance;" together with Renaissance Reinsurance, the "Subsidiaries"), as at the dates indicated and the consolidated results of their operations for the periods specified; except as otherwise stated in the Offering Memorandum, such financial statements were prepared in conformity with United States generally accepted accounting principles applied on a consistent basis.

        (vii) Each of the Company and its Subsidiaries, has filed all reports, information statements and other documents with the insurance regulatory authorities of its jurisdictions of incorporation and domicile as are required to be filed pursuant to the insurance statutes of such jurisdictions, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (the "Applicable Insurance Laws"), and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the Applicable Insurance Laws, except where the failure to file such statements or reports or pay such taxes would not have a material adverse effect on the financial condition, earnings or business of the Company and its Subsidiaries considered as one enterprise (a "Material Adverse Effect"), and each of the Company and its Subsidiaries maintains its books and records in accordance with the Applicable Insurance Laws, except where the failure to so maintain its books and records would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable.

        (viii) This Agreement has been duly executed and delivered by the Offerors.

        (ix) The Declaration has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Trustees, and assuming the due authorization, execution and delivery of the Declaration by the Trustees, the Declaration will, at the Closing Time, be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as to bankruptcy, insolvency (including without limitation all laws relating to fraudulent transfers), reorganization, moratorium, liquidation, receivership or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies (collectively, the "Enforceability Exceptions") and except that any rights to indemnity and contribution described therein may be limited by state or federal securities laws or the public policy underlying such laws.

        (x) The Common Securities, when duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Offering Memorandum, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities will not be subject to preemptive or other similar rights; at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

        (xi) At the Closing Time, the Series A Capital Securities, when duly authorized by the Declaration and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the issuance of the Series A Capital Securities will not be subject to preemptive or other similar rights; at the Closing Time, the Series B Capital Securities will have been duly authorized by the Trust and, when duly issued and delivered against payment therefor upon consummation of the Exchange Offer, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust; and the Capital Securities will be in the form contemplated by, and entitled to the benefits of, the Declaration and will conform to the descriptions thereof in the Offering Memorandum.

        (xii) Each of the Guarantees has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; upon consummation of the Exchange Offer, the Series B Capital Securities Guarantee will have been duly executed and delivered by the Company, and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and the Guarantees will conform to the descriptions thereof in the Offering Memorandum.

        (xiii) The Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, upon receipt of the purchase price in respect of the Junior Subordinated Debentures, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions.

        (xiv) The Series A Subordinated Debentures have been duly authorized by the Company; at the Closing Time the Series A Subordinated Debentures will have been duly executed by the Company and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered to the Trust against payment therefor as described in the Offering Memorandum, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; the Series B Subordinated Debentures have been duly authorized by the Company and, when duly executed and delivered by the Company and authenticated in the manner provided in the Indenture, and upon receipt of the purchase price therefor, upon consummation of the Exchange Offer will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and the Subordinated Debentures will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof in the Offering Memorandum.

        (xv) The Registration Rights Agreement has been duly authorized by the Offerors and, at the Closing Time, will have been duly executed and delivered and will constitute a valid and binding agreement of the Offerors, enforceable against the Offerors in accordance with its terms, except to the extent enforcement thereof may be limited by the Enforceability Exceptions and except that rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws.

        (xvi) Each of the Operative Documents conforms in all material respects to the description thereof contained in the Offering Memorandum.

        (xvii) Each of the Administrative Trustees is an officer or employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

        (xviii) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no Material Adverse Effect, (B) there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except to the extent described in the Offering Memorandum.

        (xix) The Company has been duly formed and is validly existing as a company in good standing under the laws of Bermuda with the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement; and the Company is duly qualified as a foreign company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

        (xx) Renaissance Reinsurance and Glencoe Insurance are the only subsidiaries of the Company. Each of the Subsidiaries has been duly formed, is validly existing as a company in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly qualified as a foreign company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable. All of the shares of Renaissance Reinsurance and a majority of the shares of Glencoe Insurance are owned of record by the Company, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

        (xxi) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization;"

     all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable.

        (xxii) The Securities conform (or will conform) to all statements relating thereto contained in the Offering Memorandum; and the Securities are not subject to preemptive or other similar rights, except pursuant to the Registration Rights Agreement and such rights as have been duly and irrevocably waived prior to the date hereof.

        (xxiii) The Trust is not in violation of the Certificate of Trust filed with the state of Delaware or the Declaration and neither the Company nor any Subsidiary is in violation of its respective Memorandum of Association or Bye-laws and neither the Trust, the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust, the Company or any Subsidiary is a party or by which the Trust, the Company or any Subsidiary is bound, or to which any of the property or assets of the Trust, the Company or any Subsidiary is subject, other than any such violation or default that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Operative Documents, and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary action by or on behalf of the Trust and the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Trust, the Company or any Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust, the Company or any Subsidiary is a party or by which it or either of them may be bound, or to which any of the property or assets of the Trust, the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the Memorandum of Association or Bye-laws of the Company or any Subsidiary, the Declaration or any applicable law, administrative regulation or administrative or court decree, other than any such conflict, breach or violation that would not have a Material Adverse Effect. Neither the Trust, the Company nor any Subsidiary has received any notice from any other party to any material treaty, contract, agreement or arrangement that such other party intends not to perform such treaty, contract, agreement or arrangement, and neither the Trust, the Company nor its Subsidiaries has any knowledge that any other party to such treaties, contracts, agreements or arrangements will be unable to perform such treaty, contract, agreement or arrangement, except to the extent that the Company or any Subsidiary has made provision which it deems adequate for potential uncollectible reinsurance.

        (xxiv) No labor dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Offerors, is threatened, that might reasonably be expected to have a Material Adverse Effect.

        (xxv) There is no action, suit or proceeding before or by any court or governmental agency or body (including, without limitation, any insurance regulatory agency or body), domestic or foreign, now pending, or, to the knowledge of the Offerors, threatened, against or affecting the Trust, the Company or any Subsidiary, which is required to be disclosed in the Offering Memorandum (other than as disclosed therein), or which, considered singly or in the aggregate, might have a Material Adverse Effect, or which might prevent the consummation of this Agreement; and all pending legal or governmental proceedings to which the Trust, the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, considered in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        (xxvi) No authorization, approval or consent of any court or governmental authority or agency (including, without limitation, any insurance regulatory agency or body) is necessary in connection with the offering or sale of the Securities hereunder, except such as may be required under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), the Exchange Control Regulations promulgated pursuant to the Exchange Control Act 1972 of Bermuda or state or foreign securities laws which the Initial Purchasers have the responsibility to obtain.

        (xxvii) Each of the Trust, the Company and the Subsidiaries possesses such licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies (including, without limitation, any such item from any insurance regulatory agency or body) necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Trust, the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a Material Adverse Effect. Except as disclosed in the Offering Memorandum, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting (A) payment of dividends by the Company or by any Subsidiary to the Company, or (B) the continuation of the business of the Trust, the Company or any Subsidiary in all material respects as presently conducted.

        (xxviii) Each of the Trust, the Company and its Subsidiaries has good title to all properties owned by it, in each case free and clear of all liens, encumbrances and defects except (i) as do not materially interfere with the use made and proposed to be made of such properties or (ii) as could not reasonably be expected to have a Material Adverse Effect.

        (xxix) There are no holders of securities (debt or equity) of the Trust, the Company or its Subsidiaries, or holders of rights, options or warrants to obtain securities of the Trust, the Company or its Subsidiaries, who have the right to request the Company to register securities held by them under the 1933 Act (or, subject to certain conditions, their respective transferees), except pursuant to the Registration Rights Agreement or as set forth or incorporated by reference in the Offering Memorandum.

        (xxx) Neither the Trust nor the Company has taken and will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Designated Securities.

        (xxxi) The Series A Capital Securities will at the Closing Time be eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class of securities of the Company or the Trust listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

        (xxxii) Neither the Trust, the Company nor any Subsidiary is, and following the issuance of the Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds as described in the Offering Memorandum, neither the Trust, the Company nor any Subsidiary will be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

        (b) Any certificate signed by any trustee of the Trust or any duly authorized officer of the Company delivered to any Initial Purchaser or to counsel to the Initial Purchasers shall be deemed a representation and warranty by the Trust or the Company, as the case may be, to each Initial Purchaser as to the matters covered thereby.

2.                   SALE AND DELIVERY TO INITIAL PURCHASERS; CLOSING.

        (a) Designated Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Initial Purchaser the number of Designated Securities set forth in Schedule A opposite the name of such Initial Purchaser, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Trust, at a price of $1,000 per Designated Security, the number of Designated Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional number of Designated Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

        (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Designated Securities shall be made at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, or at such other places as shall be agreed upon by the Initial Purchaser and the Company, at 10:00 A.M. on the third (fourth, if the pricing occurs after 4:30 P.M. on any given day) business day after the date of pricing (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchasers and the Company (and such time and date of payment and delivery being herein called "Closing Time").

        All payments shall be made to the Trust in immediately available funds payable to the order of the Trust against delivery to the Initial Purchasers of certificates for (or book-entry delivery of) the Designated Securities to be purchased by them. It is understood that each Initial Purchaser has authorized Merrill Lynch for its own account, to accept delivery of, receipt for, and make payment of the purchase price for, the Designated Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Designated Securities to be purchased by any Initial Purchaser whose payment has not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. The certificates representing the Designated Securities which are not resold to institutional "accredited investors" shall be registered in the name of Cede & Co. pursuant to the DTC Representation Letter and shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than the last business day prior to the Closing Time.

        (c) Initial Purchasers' Compensation. As compensation to the Initial Purchasers for their commitments hereunder and in view of the fact that the proceeds of the sale of Designated Securities will be used to purchase Subordinated Debentures of the Company, the Company hereby agrees to pay at the Closing Time to Merrill Lynch in immediately available funds, for the accounts of the several Initial Purchasers, a commission of $10.00 per Designated Security to be delivered by the Trust hereunder at Closing Time.

        (d) Denominations. Certificates for the Designated Securities shall be in such denominations and registered in such names as the Initial Purchasers may request in writing at least two full business days before the Closing Time. The certificates for the Designated Securities will be made available for examination and packaging by the Initial Purchasers in the City of New York not later than the business day prior to the Closing Time.

        (e) Initial Purchasers' Representations and Warranties. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer (as defined in Section 6(a)(i) and an Institutional Accredited Investor (as defined in Section 6(a)(i) and is purchasing the Designated Securities pursuant to an exemption from the registration requirements of the 1933 Act.

3.      COVENANTS OF THE OFFERORS.

        The Offerors covenant with each Initial Purchaser as follows:

        (a) The Offerors will furnish to each Initial Purchaser and counsel to the Initial Purchasers, as soon as available and without charge, such number of copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto as such Initial Purchaser or counsel may reasonably request.

        (b) The Offerors will immediately notify each Initial Purchaser, and (if requested) confirm such notice in writing, of (x) any filing made by the Offerors of information relating to the offering of Designated Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of any Designated Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Offerors, any material changes in or affecting the earnings or business affairs of the Trust, or the Company and its Subsidiaries considered as one enterprise, which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers or the Offerors, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will promptly prepare such amendment or supplement so that, as so amended or supplemented, the Offering Memorandum will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading.

        (c) The Offerors will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers, which consent shall not be unreasonably withheld. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

        (d) The Offerors will endeavor, in cooperation with the Initial Purchasers, to qualify the Designated Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Initial Purchasers may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Designated Securities, but in no event for a period of more than one year from the date of the Offering Memorandum; provided, however, that the Offerors shall not be obligated to qualify as a foreign corporation in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction or to amend its Memorandum of Association or By-laws or the Declaration, as the case may be. In each jurisdiction in which the Designated Securities have been so qualified, the Company will file or cause to be filed such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be necessary to complete the distribution of the Designated Securities, but in no event for a period of more than one year from the date of the Offering Memorandum.

        (e) During a period of 90 days from the date of the Offering Memorandum, neither the Trust nor the Company will, without the prior written consent of Merrill Lynch (which consent shall not be unreasonably withheld), directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of, any Capital Securities or any security convertible into or exchangeable or exercisable for Capital Securities or the Subordinated Debentures or any debt securities substantially similar (including provisions with respect to the deferral of interest) to the Subordinated Debentures or any equity security substantially similar to the Capital Securities (except for Securities issued pursuant to this Agreement), whether issued by the Trust or any entity in which the Company has an interest; provided, however, that the foregoing restrictions shall not apply to any disposal of the Subordinated Debentures following any liquidation of the Trust.

        (f) The Offerors shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Capital Securities.

        (g) The Offerors will cooperate with the Initial Purchasers and use their reasonable best efforts to permit the Series A Capital Securities to be eligible for clearance and settlement through the facilities of DTC.

        (h) The Trust will use the net proceeds received by it from the sale of the Series A Capital Securities, and the Company will use the proceeds received by it from the sale of the Series A Subordinated Debentures, in the manner specified in the Offering Memorandum under the heading "Use of Proceeds".

4.      PAYMENT OF EXPENSES.

        (a) Expenses. The Company will pay all expenses incident to the performance of the obligations of the Company and the Trust under this Agreement, including (i) the preparation and printing of, and delivery to the Initial Purchasers of copies of, the Preliminary Offering Memorandum and the Offering Memorandum (including any amendments and supplements thereto, the financial statements and exhibits and, if necessary, any document incorporated therein by reference), (ii) the printing and distribution of this Agreement, the Operative Documents, any agreement among Initial Purchasers and such other documents as may be required in connection with the offering, purchase, sale and delivery of Series A Securities, (iii) the preparation, issuance and delivery of the certificates for the Series A Securities to the Initial Purchasers, including capital duties, stamp duties and stock transfer taxes, if any, payable upon the sale of the Series A Securities to the Initial Purchasers, (iv) the fees and disbursements of the Company's and the Trust's counsel and accountants,
(v) the qualification of the Series A Securities under securities laws in accordance with the provisions of Section 3(c), including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Initial Purchasers of copies of the Blue Sky Survey, (vii) rating agency fees and (viii) the fees and expenses of any trustee appointed under any of the Operative Documents, including the fees and disbursements of counsel for such trustees in connection with the Operative Documents.

        (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5, Section 10(a)(i) or Section 11, the Company shall reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

5.      CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS.

        The obligations of the Initial Purchasers hereunder are subject to the accuracy in all material respects of the representations and warranties of the Offerors, to the performance by the Offerors of their obligations hereunder and to the following further conditions:

        (a)  At Closing Time, the Initial Purchasers shall have received:

             (1) The opinion, dated as of Closing Time, of Willkie Farr & Gallagher, counsel for the Offerors, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect that:

                (i) The Indenture, when duly authorized, executed, authenticated and delivered by the Debenture Trustee and upon payment of the purchase price for the Series A Subordinated Debentures, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (A) the extent that enforceability thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether considered at law or in equity) and (B) that provisions of the Indenture providing for the payment of liquidated damages may be unenforceable, in whole or in part.

                (ii) The Registration Rights Agreement, when duly authorized, executed and delivered by the Initial Purchasers, constitutes a valid and binding agreement of each of the Company and the Trust enforceable against each of the Company and the Trust in accordance with its terms except (1) to the extent that enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether considered at law or in equity), (2) that rights to indemnity and contribution contained in the Registration Rights Agreement may be limited by state or federal law or public policy and (3) that rights to receive liquidated damages contained therein may be unenforceable, in whole or in part.

                (iii) Each of the Series A Capital Securities Guarantee and the
             Common Securities Guarantee constitutes, and the Series B Capital Securities Guarantee, when issued in the Exchange Offer as contemplated in the Registration Rights Agreement and when duly authorized, executed and delivered by the Capital Securities Guarantee Trustee and the Common Securities Guarantee Trustee, as applicable, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether considered at law or in equity).

                (iv) The Series A Subordinated Debentures, when executed,
             authenticated and delivered in the manner provided for in the Indenture and when duly authenticated by the Debenture Trustee and paid for in accordance with the Indenture and the Debenture Subscription Agreement dated March 4, 1997 between the Company and the Trust, and the Series B Subordinated Debentures, when executed, authenticated and delivered in the manner provided for in the Indenture and issued in the Exchange Offer as contemplated in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except (A) to the extent that enforceability thereof may be limited by

             (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether considered at law or in equity) and (B) that provisions of the Debentures (including provisions of the Indenture incorporated by reference therein) providing for the payment of liquidated damages may be unenforceable, in whole or in part.

                (v) Each of the Operative Documents to which the Trust is a party, assuming due authorization and execution by the Trust, has been duly delivered by the Trust.

                (vi) The documents incorporated by reference in the Offering
             Memorandum (except for the financial statements and notes thereto and other financial or statistical data included therein or omitted therefrom and except to the extent that any statement therein is modified or superseded in the Offering Memorandum), as of the dates they were filed with the Commission, satisfy in all material respects the requirements of the 1934 Act and the rules and regulations promulgated thereunder.

                (vii) The Series A Securities conform in all material respects as to legal matters to the description thereof contained in the Offering Memorandum under the captions "Description of Capital Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

                (viii) The statements under the caption "Certain Federal Income
             Tax Considerations" in the Offering Memorandum address all material U.S. Federal income tax considerations affecting the Company and holders of Designated Securities (other than those tax considerations that depend on circumstances specific for such holders) and the statements of law contained therein are accurate in all material respects and such discussion reflects the opinion of such counsel with respect to the matters of law referred to therein.

                (ix) The Junior Subordinated Debentures will be classified for
             United States federal income tax purposes as indebtedness of the Company; and the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                (x) The descriptions in the Offering Memorandum of U.S.
             insurance statutes and regulations set forth under the caption

             "RenaissanceRe Holdings Ltd.--Regulation" are accurate in all material respects.

                (xi) No authorization, approval, consent or order of any U.S.
             court or governmental authority or agency is required in connection with the offering or sale of the Securities to the Initial Purchasers hereunder, except such as have been obtained and such as may be required under state or foreign securities laws (as to which counsel need express no opinion).

                (xii) To the best of such counsel's knowledge and information,
             (i) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Offering Memorandum other than those described, referred to or incorporated by reference (including the exhibits to any such documents so incorporated by reference) therein and (ii) the descriptions thereof or references thereto are correct in all material respects.

                (xiii) To the best of such counsel's knowledge and information, there are no U.S. legal or governmental proceedings pending or threatened against the Trust, the Company or any Subsidiary which are required to be disclosed in the Offering Memorandum, other than those disclosed or incorporated by reference (including the exhibits to any such documents so incorporated by reference) therein, and all pending U.S. legal or governmental proceedings to which the Company or any Subsidiary is a party or to which any of their properties is subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business of the Company or any Subsidiary, as applicable, when considered in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                (xiv) To the best of such counsel's knowledge and information, the execution, delivery and performance of this Agreement, the Operative Documents and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder, do not and will not at the Closing Time conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Trust, the Company or any Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument required to be described in the Offering Memorandum (or any amendment or supplement thereto) to which the Trust, the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Trust, the Company or any Subsidiary is subject, nor will such action result in any violation of (A) the provisions of any applicable U.S.

             law, (B) any U.S. administrative regulation or (C) any U.S. administrative or court decree, known to them.

                (xv) Neither the Trust, the Company nor any Subsidiary is
             required to be registered as an "investment company" under the Investment Company Act.

             In rendering their opinions as aforesaid, Willkie Farr & Gallagher may rely, as to factual matters, on written certificates of officers of the Company, as to matters of Bermuda law, on the opinion of Conyers, Dill & Pearman, dated as of the Closing Time and, as to matters of Delaware law, on the opinion of Morris, Nichols, Arsht & Tunnell, dated as of the Closing Time; provided that (1) the Initial Purchasers are notified in advance of Willkie Farr & Gallagher's intention to rely on the opinions of Conyers, Dill & Pearman and Morris, Nichols, Arsht & Tunnell, as the case may be, (2) such reliance is expressly authorized by such opinion so relied upon and such opinion is delivered to the Initial Purchasers and is reasonably satisfactory to them and their counsel, and (3) Willkie Farr & Gallagher shall state in their opinion that they believe that they and the Initial Purchasers are justified in relying on such opinion.

                (2) The opinion, dated as of the Closing Time, of Morris, Nichols, Arsht & Tunnell, Delaware counsel for the Offerors, in form and substance reasonably satisfactory to counsel for the Initial Purchasers to the effect that:

                        (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act;

                        (ii) Under the Delaware Business Trust Act and the
                Declaration, the Trust has the business trust power and authority to (a) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party, (b) issue and perform its obligations under the Series A Capital Securities, the Series B Capital Securities and the Common Securities and (c) purchase and hold the Series A Subordinated Debentures and the Series B Subordinated Debentures;

                        (iii) Each of the Operative Documents to which the Trust
                is a party has been duly authorized and executed by the Trust;

                        (iv) The Declaration constitutes a valid and binding
                agreement of the Company, the Administrative Trustees named therein and the Delaware Trustee and is enforceable against the Company, such Administrative Trustees and the Delaware Trustee in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, receivership, liquidation, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies, (ii) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) considerations of public policy and the effect of applicable law relating to fiduciary duties;

                        (v) The Series A Capital Securities and the Series B Capital Securities have been duly authorized for issuance by the Trust; and the Series A Capital Securities, when issued, executed, authenticated and delivered in the manner provided for in the Declaration and paid for in accordance with this Agreement, and the Series B Capital Securities, when executed, authenticated and delivered in the Exchange Offer, pursuant to and in accordance with the terms of the Declaration, as contemplated in the Registration Rights Agreement, the Exchange Offer Registration Statement and this Agreement, will represent, subject to the qualifications set forth in paragraph (vi) below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holder thereof to the benefits of the Declaration, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, receivership, liquidation, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies, (ii) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) considerations of public policy and the effect of applicable law relating to fiduciary duties;

                        (vi) The holders of the Series A Capital Securities and
                the Series B Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (provided that no opinion is expressed as to any holder of Securities that is, was or becomes a named Trustee of the Trust); it being understood, however, that the holders of the Securities may be subject to the withholding provisions of Section 11.4 of the Declaration and may be required to make payment or provide indemnity or security as set forth in the Declaration or pursuant to the Exchange Offer; and

                        (vii) Under the Delaware Business Trust Act and the
                Declaration, the issuances of the Series A Capital Securities and the Series B Capital Securities will not be subject to preemptive rights.

                (3) The opinion, dated as of Closing Time, of Conyers, Dill & Pearman, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect that:

                        (i) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing and in good standing as a company under the laws of Bermuda.

                        (ii) The Company has all corporate power and authority
                necessary to own, lease and operate its properties, to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

                        (iii) To the best of such counsel's knowledge,
                Renaissance Reinsurance is licensed as a Class 4 general insurer in Bermuda under the Insurance Act 1978 of Bermuda.

                        (iv) All of the issued and outstanding common shares of
                each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable. All of the shares of Renaissance Reinsurance and a majority of the shares of Glencoe Insurance are owned of record by the Company.

                        (v) All of the outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any shareholder of the Company contained in the Company's Memorandum of Association or Bye-Laws.

                        (vi) Each of the Operative Documents to which the
                Company is a party has been duly authorized, executed and delivered by the Company.

                        (vii) Each of the Series A Capital Securities Guarantee
                and the Common Securities Guarantee has been duly authorized, executed and delivered by the Company.

                        (viii) The Series A Subordinated Debentures and the
                Series B Subordinated Debentures have been duly authorized for issuance and sale by the Company.

                        (ix) To the best of such counsel's knowledge and
                information, each Subsidiary is duly licensed or authorized to carry on its insurance and reinsurance businesses in Bermuda pursuant to the Insurance Act 1978 of Bermuda (as amended) in accordance with their respective registrations; to the best knowledge of such counsel, all such licenses and authorizations are in full force and effect and no proceedings are pending or threatened seeking the revocation or limitation thereof, except in any such cases where the failure by any Subsidiary to be so licensed or authorized would not (either individually or in the aggregate) have a Material Adverse Effect.

                        (x) To the best of such counsel's knowledge and information, the execution, delivery and performance of this Agreement and the Operative Documents, and the issuance and delivery of the Series A Subordinated Debentures, the Series B Subordinated Debentures, the Series A Capital Securities Guarantee, the Series B Capital Securities Guarantee and the Series A Common Securities Guarantee and the consummation by the Company of the transactions contemplated in this Agreement and in the Offering Memorandum and compliance by the Company with the terms of each of the Operative Documents, as applicable, do not and will not result in any violation of (A) the provisions of the Memorandum of Association or Bye-laws of the Company or
                (B) any applicable Bermuda law.

                        (xi) The statements in the Offering Memorandum
                (including the documents incorporated by reference) under the captions "Business--Regulation--Bermuda" and "Certain Bermuda Law Considerations," to the extent that such statements constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

                (4) The opinion, dated as of Closing Time, of Emmet, Marvin & Martin, LLP, counsel to the Property Trustee, in form and substance reasonably satisfactory to counsel to the Initial Purchasers.

                (5) The opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the Initial Purchasers, with respect to such matters as the Initial Purchasers shall reasonably request. In rendering its opinion above concerning matters governed by the laws of Bermuda and Delaware, Simpson Thacher & Bartlett may rely on the opinions of Conyers, Dill & Pearman and Morris, Nichols, Arsht & Tunnell, respectively.

                (6) Willkie Farr & Gallagher and Simpson Thacher & Bartlett shall each additionally state, in their respective opinions, that although such counsel has not undertaken to determine independently and, therefore, does not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and takes no responsibility therefor, such counsel has participated in discussions and meetings with officers and other representatives of the Offerors and discussions with the auditors for the Offerors in connection with the preparation of the Offering Memorandum. Each such counsel shall state that nothing has come to such counsel's attention that has caused such counsel to believe that the Offering Memorandum, at Closing Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that in each case such counsel need not express any belief with respect to the financial statements and notes thereto and the related schedules and other statistical and financial data and information contained in the Offering Memorandum.

        (b) At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the financial condition, earnings, business or prospects of the Trust, or Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the President or a Senior Vice President of the Company, and a certificate of an Administrative Trustee of the Trust, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Offerors set forth in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time and (iv) no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument on their part to be performed or satisfied at or prior to the Closing Time.

        (c) At the time of the execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young a letter dated such date, in form and substance reasonably satisfactory to the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers in similar transactions with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Memorandum.

        (d) At the Closing Time, the Initial Purchasers shall have received from Ernst & Young a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
     (d) of this Section, except that the specified date referred to shall be a date not more than three days prior to Closing Time.

        (e) At the Closing Time, the Series A Capital Securities shall be rated at least "baa3" by Moody's Investor's Service, Inc. and BBB by Standard & Poor's Ratings Services, and the Trust shall have delivered to the Initial Purchasers a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Initial Purchasers, confirming that the Series A Capital Securities have such ratings; and between the date of this Agreement and the Closing Time, there shall not have occurred a downgrading in the rating assigned to the Series A Capital Securities by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Series A Capital Securities.

        (f) At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Series A Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained. All proceedings taken by the Offerors in connection with the sale of the Series A Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

        If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

6.                   SUBSEQUENT OFFERS AND SALES OF THE
                     DESIGNATED SECURITIES.

        (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Offerors hereby establish and agree to observe the following procedures in connection with the offer and sale of the Designated Securities:

                (i)  Offers and Sales Only to Institutional Accredited
                     -------------------------------------------------
     Investors, Qualified Institutional Buyers and Non-U.S. Persons. Offers and
     --------------------------------------------------------------
     sales of the Designated Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the 1933 Act) ("Qualified Institutional Buyers"), or (B) to a limited number of other institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are accredited investors ("Institutional Accredited Investors"), or (C) non-U.S. persons outside the United States to whom the Initial Purchasers reasonably believe offers and sales of the Designated Securities may be made in reliance on Regulation S.

                (ii) No General Solicitation or Public Offering.  The Designated
                     ------------------------------------------
     Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No offers or sales of the Designated Securities shall be made by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) in the United States or in any manner involving a public offering (within the meaning of Section 4(2) of the 1933 Act) in connection with the offering of the Designated Securities.

                (iii) Purchases by Non-Bank Fiduciaries.  In the case of a non-
                      ---------------------------------
     bank Subsequent Purchaser of a Designated Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the applicable Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

                (iv) Subsequent Purchaser Notification.  Each Initial Purchaser
                     ---------------------------------
     will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Designated Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Designated Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except
     (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) an exemption from registration under the 1933 Act (including the exemption provided by Rule 144), if available.

                (v)  Minimum Amount.  No sale of the Designated Securities to
                     --------------
     any one Subsequent Purchaser will be in blocks of less than U.S. $100,000 liquidation amount.

                (vi) Restrictions on Transfer.  The transfer restrictions and
                     ------------------------
     the other provisions of the Declaration, including the applicable legend required thereby, shall apply to the Designated Securities except as otherwise agreed by the Offerors and the Initial Purchasers. Following the sale of the Designated Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Offerors for any losses, damages or liabilities suffered or incurred by the Offerors, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Designated Security.

                (vii) Delivery of Offering Memorandum.  Each Initial Purchaser
                      -------------------------------
     will deliver to each purchaser of the Designated Securities from such Initial Purchaser, in connection with its original distribution of the Designated Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

        (b) Covenants of the Offerors. Each of the Offerors, jointly and severally, covenant with each Initial Purchaser as follows:

                (i)  Due Diligence.  In connection with the original
                     -------------
     distribution of the Designated Securities, the Offerors agree that, prior to any offer or sale of the Designated Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Trust, the Company and its subsidiaries. The Offerors also agree to provide answers to each prospective Subsequent Purchaser of Designated Securities who so requests concerning the Trust, the Company and the Subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

                (ii) Integration.  The Offerors agree that they will not and
                     -----------
     will cause their Affiliates not to make any offer or sale of securities of the Offerors of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Designated Securities by the Trust to the Initial Purchasers, (ii) the resale of the Designated Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Designated Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

                (iii) Rule 144A Information.  The Company agrees that, in order
                      ---------------------
     to render the Designated Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Designated Securities remain outstanding, the Company will make available, upon request, to any holder of Designated Securities or prospective purchasers of Designated Securities the information specified in Rule 144A(d)(4), unless such information is furnished to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

                (iv) Restriction on Repurchases.  Until the expiration of three
                     --------------------------
     years (or such shorter period as may hereafter be referred to in Rule 144(k) (or similar successor rule)) after the original issuance of the Designated Securities, the Offerors will not, and will cause their Affiliates not to, purchase or agree to purchase or otherwise acquire any Designated Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise unless, immediately upon any such purchase, the Offerors or any Affiliate shall submit such Securities to the Trustee for cancellation.

        (c) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the Designated Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser represents and agrees, that, except as permitted below, it has offered and sold Designated Securities and will offer and sell Designated Securities (i) as part of its distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Designated Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S or Rule 144A under the 1933 Act or to Institutional Accredited Investors. Accordingly, neither the Initial Purchasers and their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Designated Securities, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Designated Securities (other than a sale of Designated Securities pursuant to Rule 144A or to Institutional Accredited Investors), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

        "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S.

        Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Designated Securities, except with its affiliates that are Qualified Institutional Buyers or with the prior written consent of the Offerors.

        (d) Compliance with United Kingdom Law. Each Initial Purchaser represents and agrees that (i) it has not offered or sold and, prior to the expiry of the period of six months from the date hereof, will not offer or sell any Designated Securities to persons or invite any person to purchase any Designated Securities in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to any Designated Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Designated Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

        (e) Compliance with Other Laws. Each Initial Purchaser acknowledges that no action has been taken to permit a public offering of the Designated Securities in any jurisdiction where action would be required for such purpose. Each Initial Purchaser agrees that it will not offer or sell any Designated Securities in any jurisdiction except under circumstances that will result in compliance with all applicable laws thereof.

7.            INDEMNIFICATION.

        (a) The Offerors, severally and not jointly, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each officer and director of each Initial Purchaser and of any such controlling person to the extent and in the manner set forth in clauses
(i), (ii) and (iii) below:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that such settlement is effected with the written consent of the Offerors; and

                (iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(d) hereof, the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, and such expenses shall be reimbursed as such expenses are incurred upon requests from the Initial Purchasers from time to time;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity with respect to any untrue statement contained in or omission from the Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or any person controlling such Initial Purchaser) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Designated Securities (i) if a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto in compliance with Section 3(b) of this Agreement) was not sent or given by or on behalf of such Initial Purchaser to such person, if such is required by law, at or prior to the written confirmation of the sale of such Designated Securities to such person and (ii) if the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

        (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) or (b) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch, expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

        (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall any indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties not having actual or potential differing interests with it or among any other indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.


8.      CONTRIBUTION.

        If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of losses, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Initial Purchasers on the other hand from the offering of the Designated Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Offerors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Designated Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Designated Securities pursuant to this Agreement (before deducting expenses) received by the Trust and the total commission received by the Initial Purchasers, in each case as set forth on the cover of the Offering Memorandum, bear to the aggregate initial offering price of the Designated Securities as set forth on such cover.

        The relative fault of the Offerors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or by the Initial Purchasers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Offerors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities purchased by it were resold exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers' obligations in this
Section 8 to contribute are several in proportion to their respective purchase obligations and not joint.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 8, (a) each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, (b) each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and (c) each person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Trust. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Designated Securities set forth opposite their respective names in Schedule A hereto and not joint.

9.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                       TO SURVIVE DELIVERY.

        All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Offerors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Offerors, and shall survive delivery of the Designated Securities to the Initial Purchasers.

10.          TERMINATION OF AGREEMENT.

        (a) The Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the financial condition, earnings, business or prospects of the Company and its Subsidiaries considered as one enterprise or the Trust, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis, in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable to market the Designated Securities or to enforce contracts for the sale of the Designated Securities or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, or if trading generally on either The New York Stock Exchange, Inc. or the NASDAQ National Market system has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by federal or New York authorities or (v) if there has occurred any change or development involving a prospective change in national or international political, financial or economic condition, which in the reasonable opinion of the Initial Purchasers, is likely to have a material adverse effect on the market for the Designated Securities.

        (b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Sections 4, 7 and 8 and, to the extent relevant to the survival of Sections 7 and 8, Section 1.

        (c)  This Agreement may also terminate pursuant to the provisions of
Section 2, with the effect stated in such Section.


11.     DEFAULT BY ONE OR MORE OF THE
                       INITIAL PURCHASERS.

        If one or more of the Initial Purchasers shall fail at Closing Time to purchase the Designated Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Initial Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Initial Purchasers shall not have completed such arrangements within such 24-hour period, then:

        (a) if the number of Defaulted Securities does not exceed 10% of the number of Designated Securities to be purchased on such date, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers; or

        (b) if the number of Defaulted Securities exceeds 10% of the number of Designated Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

        No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, the Initial Purchasers or the Offerors shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

12.                     NOTICES.

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed in care of Merrill Lynch at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, attention of David Webb, Managing Director, telecopy number (212) 449-9021, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, attention of Peter J. Gordon, Esq., telecopy number (212) 455-2502; notices to the Offerors shall be directed to them at Renaissance House, 8-12 East Broadway, Pembroke HM 19 Bermuda, attention of Keith S. Hynes, telecopy number (441) 292-9453, with a copy to Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, attention of John S. D'Alimonte, Esq., telecopy number (212) 821-8111.


13.                     PARTIES.

        This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Trust and their respective successors. Nothing expressed or implied in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company, the Trust and their respective successors, and the controlling persons, officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company, the Trust and their respective successors, and such controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Designated Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.


14.           GOVERNING LAW AND TIME.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS. Specified times of day refer to New York City time. As used herein, the term "business day" means any day on which The New York Stock Exchange, Inc. is regularly open for business.

15.     CONSENT TO JURISDICTION.

        With respect to any suit, action or proceeding against it arising out of or relating to this Agreement, each of the Offerors irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts in each case located in the Borough of Manhattan, City and State of New York. In addition, each such party irrevocably waives any objection which it may now or hereafter have to the laying of venue of such suit, action or proceeding brought in any such court and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        For purposes of any such suit, action or proceeding brought in any of the foregoing courts, each of the Offerors agrees to maintain an agent for service of process in the Borough of Manhattan, City and State of New York, at all times while any Designated Securities shall be outstanding, and for that purpose each of the Offerors hereby irrevocably designates CT Corporation System, whose office address at the date hereof is 1633 Broadway, 30th Floor, New York, New York, 10019, to receive for and on its behalf service of process in New York. In the event that any such agent for service of process resigns or ceases to serve as the agent of any such party hereunder, each of the Offerors agrees to give notice as provided in Section 12 herein of the name and address of any new agent for service of process with respect to it appointed hereunder.

        If, despite the foregoing, in any such suit, action or proceeding brought in any of the aforesaid courts, there is for any reason no such agent for service of process of the Company available to be served, then to the extent that service of process by mail shall then be permitted by applicable law, the Company further irrevocably consents to the service of process on it in any such suit, action or proceeding in any such court by the mailing thereof by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 12 hereof.

        Nothing herein contained shall preclude any party from effecting service of process in any lawful manner or from bringing any suit, action or proceeding in respect of this Agreement in any other state, country or place.

16.     COUNTERPARTS.

        This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party hereto, all such counterparts taken together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Trust in accordance with its terms.

                              Very truly yours,

                              RENAISSANCERE HOLDINGS LTD.


                              By:    /s/   John D. Nichols, Jr.
                                 ----------------------------------------------
                                 Name:  John D. Nichols, Jr.
                                 Title:   Vice President and Secretary


                              RENAISSANCERE CAPITAL TRUST


                              By:    /s/   John D. Nichols, Jr.
                                 ----------------------------------------------
                                 Name:  John D. Nichols, Jr.
                                 Title:   Vice President and Secretary



Confirmed and Accepted,
as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Brothers Inc

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:  /s/  Eric Heaton
    ------------------------------------------
    Authorized Signatory

For itself and on behalf of the other Initial Purchasers named in Schedule A hereto.

                                  Schedule A


                                                         Number of Designated
     Initial Purchasers                                        Securities
-----------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated.........................                      50,000
Salomon Brothers Inc.........................                      50,000
                                                                  -------
        Total................................                     100,000
                                                                  =======